EXHIBIT 11



                              DOCUCON, INCORPORATED


                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                                           YEAR ENDED DECEMBER 31
                                                                                  ---------------------------------------------
                                                                                       1995            1994           1993
                                                                                  -------------   -------------   -------------
COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE:
     Net income (loss)                                                            $    (605,563)  $  (1,722,701)  $     207,509
     Less- Preferred stock dividend requirements                                        (60,334)        (63,170)        (91,813)
                                                                                  -------------   -------------   -------------


   Net income (loss) applicable to common stockholders used for computation       $    (665,897)  $  (1,785,871)  $     115,696
                                                                                  =============   =============   =============


WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING                        11,690,161      11,542,636      11,096,093

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION OF
   OPTIONS AND WARRANTS                                                                  -                7,273         531,290
                                                                                  -------------   -------------   -------------


WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE EQUIVALENTS USED FOR COMPUTATION     11,690,161      11,549,909      11,627,383
                                                                                  =============   =============   =============


PRIMARY EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE EQUIVALENT                  $(.06)       $(.15)          $.01
                                                                                  =============   =============   =============

COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE:
     Net income (loss)                                                            $    (605,563)  $  (1,722,701)  $     207,509
     Preferred stock dividend requirements                                              (60,334)        (63,170)        (91,813)
     Increase in net income applicable to Common Stock forPreferred stock dividends not incurred upon assumed conversion of
         preferred stock                                                                 60,334          63,170          91,813
                                                                                  -------------   -------------   -------------


     Net income (loss) applicable to common stockholders used for computation     $    (605,563)  $  (1,722,701)  $     207,509
                                                                                  =============   =============   =============


WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING                        11,690,161      11,542,636      11,096,093

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION OF
   OPTIONS AND WARRANTS                                                                  -                7,273         531,290

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION OF THE
   PREFERRED STOCK                                                                      731,542         766,659       1,102,547
                                                                                  -------------   -------------   -------------

WEIGHTED AVERAGE SHARES USED FOR COMPUTATION                                         12,421,703      12,316,568      12,729,930
                                                                                  =============   =============   =============

EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE EQUIVALENT ASSUMING FULL
   DILUTION (a)                                                                        $(.05)(a)       $(.14)(a)        $.02(a)
                                                                                       =====           =====            ====

(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3 percent or is antidilutive.